Exhibit 99.1

LENDINGTREE REPORTS RECORD Q1 2016 RESULTS; INCREASING 2016 OUTLOOK

•	Record Revenue of $94.7 million; up 86% over first quarter 2015

•	Record Variable Marketing Margin of $34.1 million; up 61% over first quarter 2015

•	Net Income from Continuing Operations of $6.9 million

•	Record Adjusted EBITDA of $15.8 million; up 78% over first quarter 2015

•	Income per Diluted Share from Continuing Operations of $0.54; Adjusted Net Income per Share of $0.76

•	Record revenue from mortgage products of $55.0 million, up 49% over first quarter 2015

•	Record revenue from non-mortgage products of $39.7 million, up 186% over first quarter 2015

•	Increasing full-year 2016 Revenue & Variable Marketing Margin guidance

CHARLOTTE, NC - May 4, 2016 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online loan marketplace, today announced results for the quarter ended March 31, 2016.
"We had an outstanding start to the year,” said Doug Lebda, Chairman and CEO. “Every lending category experienced both quarter-over-quarter and year-over-year growth, exceeding our guidance across the board. Mortgage performed exceptionally well with purchase and refinance each experiencing impressive growth, once again outpacing the overall mortgage market. In non-mortgage, the growth trajectory continued across all categories. Personal loans, home equity and reverse mortgage each experienced triple-digit year over year growth and revenue from credit cards increased almost 40 times over the same quarter last year. We are thrilled with this quarter’s results, and we are particularly excited about the long-term growth opportunities ahead.”

Gabe Dalporto, Chief Financial Officer added, “Once again, we delivered record revenue, Variable Marketing Margin and Adjusted EBITDA. Our first quarter results clearly demonstrate the type of top and bottom-line growth this business is capable of. We are committed to delivering both near-term profits and long-term growth to our shareholders. Given our relative outperformance in the first quarter, we're choosing to accelerate investment in several key initiatives throughout the second quarter that are expected to yield gains in the second half of the year and beyond. With that in mind, we're increasing our revenue outlook for the full year and maintaining our Adjusted EBITDA guidance of $62 to $65 million which, at the mid-point, reflects year-over-year growth of 56 percent."

First Quarter 2016 Business Highlights

•
Revenue from mortgage products of $55.0 million represents an increase of 49% over first quarter 2015 and sequential growth of 17% compared to fourth quarter 2015. These results reflect substantial growth in both new purchase and refinance and further demonstrate our ability to grow market share. Mortgage originations nationwide increased 4% year over year and declined 14% sequentially, according to Mortgage Bankers Association.

•	Revenue from non-mortgage products of $39.7 million in the first quarter represents an increase of 186% over the first quarter 2015 and now comprises 42% of total revenue.

•	Notably, revenue from all of our lending categories grew compared to both the prior year and prior quarter periods.

•	Enrollment growth in My LendingTree continued, as more than 3 million consumers have now joined the My LendingTree personalization platform.

LendingTree Selected Financial Metrics
(In millions, except per share amounts)

			Q/Q		Y/Y
	Q1 2016	Q4 2015	% Change	Q1 2015	% Change
Revenue by Product
Mortgage Products (1)	$55.0	$46.9	17%	$37.0	49%
Non-Mortgage Products (2)	39.7	31.4	26%	13.9	186%
Total Revenue	$94.7	$78.3	21%	$50.9	86%
Non-Mortgage % of Total	42%	40%		27%

Selling and Marketing Expense
Exchanges Marketing Expense (3)	$60.6	$50.3	20%	$29.7	104%
Other Selling & Marketing	4.5	3.9	15%	3.1	45%
Selling and Marketing Expense	$65.1	$54.2	20%	$32.8	98%

Variable Marketing Margin (4)	$34.1	$28.0	22%	$21.2	61%
Variable Marketing Margin % of Revenue	36%	36%		42%

Income Before Income Taxes	$11.7	$8.1	44%	$5.7	105%
Income Tax (Expense) / Benefit	$(4.8)	$23.9	N/A	$(0.3)	N/A
Net Income from Continuing Operations	$6.9	$32.1	(79)%	$5.4	28%
Net Income from Cont. Ops. % of Revenue	7%	41%		11%

Net Income per Share from Cont. Ops.
Basic	$0.58	$2.69	(78)%	$0.48	21%
Diluted	$0.54	$2.47	(78)%	$0.44	23%

Adjusted EBITDA (5)	$15.8	$12.0	32%	$8.9	78%
Adjusted EBITDA % of Revenue (5)	17%	15%		18%

Adjusted Net Income (5)	$9.8	$34.9	(72)%	$7.9	24%

Adjusted Net Income per Share (5)	$0.76	$2.69	(72)%	$0.65	17%

(1)	Includes the purchase mortgage and refinance mortgage products.
(2)	Includes the home equity, reverse mortgage, personal loan, credit card, small business loan, student loan, auto loan, home services, insurance and personal credit products.
(3)
Defined as the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses.

(4)	Defined as revenue minus Exchanges marketing expense and is considered an operating metric.
(5)
Adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

First Quarter 2016 Financial Highlights

•	Record consolidated revenue of $94.7 million represents an increase of $43.8 million, or 86%, over revenue in the first quarter 2015.

•
Record Variable Marketing Margin of $34.1 million represents an increase of $12.9 million, or 61%, over first quarter 2015. At 36% of revenue, Variable Marketing Margin percentage was consistent with the prior quarter.

•	Record Adjusted EBITDA of $15.8 million increased $6.9 million, or 78%, over first quarter 2015. Adjusted EBITDA as percent of revenue improved to 17%, up from 15% in fourth quarter 2015.

•
Income per diluted share from continuing operations of $0.54. Adjusted Net Income per share of $0.76 representing growth of 17% over first quarter 2015. Both GAAP and Adjusted Net Income per share reflect the full $4.8 million income tax expense recorded in accordance with GAAP.

•
During the first quarter 2015, the company repurchased 580 thousand shares of its stock at a weighted-average price per share of $69.97 for aggregate consideration of $40.6 million. As of March 31, 2015, the company has $56.7 million in repurchase authorization remaining.

Business Outlook - 2016
LendingTree is providing Revenue, Variable Marketing Margin and Adjusted EBITDA guidance for second quarter 2016 and updating full-year 2016 guidance, as follows:

For second quarter 2016:

•	Revenue is anticipated to be $95.0 - $97.0 million, or 72% - 76% over second quarter 2015.

•	Variable Marketing Margin is anticipated to be in the range of $32.0 - $33.5 million.

•	Adjusted EBITDA is anticipated to be in the range of $13.5 - $15.0 million, implying year-over-year growth of 52% - 69%.
For full-year 2016:

•	Revenue is now anticipated to be in the range of $380 - $390 million, or 49% - 53% over full-year 2015, an increase from prior guidance of $370 - $380 million.

•	Variable Marketing Margin is now anticipated to be $134 - $137 million, or 41% - 44% over full-year 2015, an increase from prior guidance of $129 - $134 million.

•	Adjusted EBITDA is anticipated to remain in the range of $62 - $65 million, or 52% - 59% compared to full-year 2015.

Quarterly Conference Call
A conference call to discuss LendingTree's first quarter 2016 financial results will be webcast live today, May 4, 2016 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at http://investors.lendingtree.com/. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 12:00 PM ET on Wednesday, May 11, 2016. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #94919674. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #94919674.

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(in thousands, except per share amounts)
Revenue	$94,713	$50,935
Costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	3,473	1,975
Selling and marketing expense	65,059	32,837
General and administrative expense	9,259	7,228
Product development	3,885	2,173
Depreciation	998	654
Amortization of intangibles	25	62
Restructuring and severance	—	6
Litigation settlements and contingencies	169	282
Total costs and expenses	82,868	45,217
Operating income	11,845	5,718
Other income (expense), net:
Interest (expense) income	(142)	2
Income before income taxes	11,703	5,720
Income tax expense	(4,798)	(307)
Net income from continuing operations	6,905	5,413
Loss from discontinued operations	(1,203)	(226)
Net income and comprehensive income	$5,702	$5,187

Weighted average shares outstanding:
Basic	11,931	11,304
Diluted	12,873	12,165
Income per share from continuing operations:
Basic	$0.58	$0.48
Diluted	$0.54	$0.44
Loss per share from discontinued operations:
Basic	$(0.10)	$(0.02)
Diluted	$(0.09)	$(0.02)
Net income per share:
Basic	$0.48	$0.46
Diluted	$0.44	$0.43
(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$41	$20
Selling and marketing expense	726	270
General and administrative expense	1,310	1,606
Product development	556	440

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2016	December 31, 2015
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$174,226	$206,975
Restricted cash and cash equivalents	4,084	6,541
Accounts receivable, net	36,767	29,873
Prepaid and other current assets	3,237	2,085
Current assets of discontinued operations	64	110
Total current assets	218,378	245,584
Property and equipment, net	10,172	9,415
Goodwill	3,632	3,632
Intangible assets, net	10,967	10,992
Deferred income tax assets	20,017	20,977
Other non-current assets	978	1,039
Non-current assets of discontinued operations	4,142	4,142
Total assets	$268,286	$295,781

LIABILITIES:
Accounts payable, trade	$3,163	$5,741
Accrued expenses and other current liabilities	40,854	34,885
Current liabilities of discontinued operations	14,896	13,401
Total current liabilities	58,913	54,027
Other non-current liabilities	758	586
Non-current liabilities of discontinued operations	26	26
Total liabilities	59,697	54,639
Commitments and contingencies
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 13,935,835 and 13,865,620 shares issued, respectively, and 11,882,294 and 12,392,093 shares outstanding, respectively	139	139
Additional paid-in capital	1,009,033	1,006,688
Accumulated deficit	(744,422)	(750,124)
Treasury stock 2,053,541 and 1,473,527 shares, respectively	(56,161)	(15,561)
Total shareholders' equity	208,589	241,142
Total liabilities and shareholders' equity	$268,286	$295,781

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Below is a reconciliation of adjusted EBITDA and adjusted net income to net income from continuing operations, adjusted EBITDA % of revenue to net income from continuing operations % of revenue and adjusted net income per share to net income per diluted share from continuing operations. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015

Adjusted EBITDA	$15,797	$11,981	$8,936
Adjusted EBITDA % of revenue	17%	15%	18%
Adjustments to reconcile to net income from continuing operations:
Depreciation	(998)	(873)	(654)
Amortization of intangibles	(25)	(25)	(62)
Interest (expense) income	(142)	(108)	2
Income tax (expense) benefit	(4,798)	23,941	(307)
Adjusted net income	9,834	34,916	7,915

Non-cash compensation	(2,633)	(2,137)	(2,336)
Loss on disposal of assets	(127)	(646)	(28)
Acquisition expense	—	—	150
Restructuring and severance	—	—	(6)
Litigation settlements and contingencies (1)	(169)	(52)	(282)
Net income from continuing operations	$6,905	$32,081	$5,413
Net income from continuing operations % of revenue	7%	41%	11%

Adjusted net income per share	$0.76	$2.69	$0.65
Adjustments to reconcile adjusted net income to net income from continuing operations	$(0.22)	$(0.22)	$(0.21)
Adjustments to reconcile effect of dilutive securities	$—	$—	$—
Net income per diluted share from continuing operations	$0.54	$2.47	$0.44

Adjusted weighted average diluted shares outstanding	12,873	12,972	12,165
Effect of dilutive securities	—	—	—
Weighted average diluted shares outstanding	12,873	12,972	12,165
Effect of dilutive securities	942	1,046	861
Weighted average basic shares outstanding	11,931	11,926	11,304

(1)	Includes legal fees for certain patent litigation.

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA"), Adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share as supplemental measures to GAAP.

Adjusted EBITDA and Adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated. LendingTree believes that investors should have access to the same set of tools that it uses in analyzing its results. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income (loss) per diluted share.

Adjusted net income and adjusted net income per share supplement GAAP income from continuing operations and GAAP income (loss) per diluted share by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, restructuring and severance, litigation settlements, contingencies and legal fees for certain patent litigation, and acquisition expenses, which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above. LendingTree is not able to provide a reconciliation of projected adjusted EBITDA to expected reported results due to the unknown effect, timing and potential significance of the effects of the wind-down of discontinued operations and tax considerations.

Definition of LendingTree's Non-GAAP Measures

EBITDA is defined as operating income or loss (which excludes interest expense and taxes) excluding amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) gain/loss on disposal of assets, (3) restructuring and severance expenses, (4) litigation settlements, contingencies and legal fees for certain patent litigation, (5) adjustments for acquisitions or dispositions, and (6) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) gain/loss on disposal of assets, (3) restructuring and severance expenses, (4) litigation settlements, contingencies and legal fees for certain patent litigation, (5) adjustments for acquisitions or dispositions, and (6) one-time items.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. In cases where the Company reported GAAP losses from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In such instances where the Company reports GAAP net loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from Adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain customers in a cost-effective manner; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2015 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.
LendingTree, Inc. (NASDAQ: TREE) operates the nation's leading online loan marketplace and provides consumers with an array of online tools and information to help them find the best loans for their needs. LendingTree's online marketplace connects consumers with multiple lenders that compete for their business, empowering consumers as they comparison-shop across a full suite of loans and credit-based offerings. Since its inception, LendingTree has facilitated more than 55 million loan requests. LendingTree provides access to its network of over 350 lenders offering home loans, home equity loans/lines of credit, reverse mortgages, personal loans, auto loans, small business loans, credit cards, student loans and more.
LendingTree, Inc. is headquartered in Charlotte, NC and maintains operations solely in the United States. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
Trent Ziegler
trent.ziegler@lendingtree.com
704-943-8294

Media Contact:
Megan Greuling
megan.greuling@lendingtree.com
704-943-8208